UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2013

Hanesbrands Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Hanes Mill Road Winston-Salem, NC	27105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 519-8080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On November 6, 2013, Hanesbrands Inc. (“Hanesbrands”) delivered a notice of redemption to holders of its 8.000% Senior Notes due 2016 (the “8 Percent Notes”), issued pursuant to the Indenture, dated as of August 1, 2008, and amended and supplemented on December 10, 2009, August 13, 2010, November 1, 2010, July 1, 2013, September 11, 2013, October 8, 2013 and November 4, 2013 (as so amended and supplemented, the “Indenture”), by and among Hanesbrands, the subsidiary guarantors named therein, and Branch Banking and Trust Company, as trustee. The notice indicated that Hanesbrands intends to redeem the remaining $250 million aggregate principal amount of 8 Percent Notes currently outstanding on December 16, 2013 (the “Redemption Date”).

Such 8 Percent Notes will be redeemed at a redemption price of 104.0% of the principal amount thereof plus accrued and unpaid interest to the Redemption Date in accordance with the provisions of the Indenture. Following the Redemption Date, no 8 Percent Notes will remain outstanding.

Statements in this Current Report on Form 8-K (including any exhibits hereto) that are not statements of historical fact, including those regarding Hanesbrands’ debt reduction plans and future financial performance, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are based on Hanesbrands’ current intent, beliefs, plans and expectations and involve risks and uncertainties that may cause actual results to differ materially from Hanesbrands’ historical experience and our present expectations or projections. These risks and uncertainties include the risks identified from time to time in Hanesbrands’ most recent Securities and Exchange Commission reports, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, registration statements, press releases and other communications. Any forward-looking statement speaks only as of the date on which such statement is made, and Hanesbrands does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit 99.1	Press release dated November 7, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 7, 2013	HANESBRANDS INC.

	By:	/s/ Richard D. Moss
Richard D. Moss
Chief Financial Officer

Exhibits

99.1	Press release dated November 7, 2013